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                                  Exhibit 99.1


                           Vestcom International, Inc.
                                5 Henderson Drive
                             West Caldwell, NJ 07006


               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Vestcom International, Inc., has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with the professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation and availability of personnel at foreign affiliates of Andersen.


                                    Very truly yours,

                                    Vestcom International, Inc.

                                    /s/ Michael D. Helfand
                                         Michael D. Helfand

                                    Executive Vice President and
                                    Chief Financial Officer